UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2007

 Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2085B Quaker Point Drive Quakertown, Pennsylvania	18951
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 529-6084

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, the compensation committee of the board of directors of Cellegy Pharmaceuticals, Inc., approved a reduction in the rate of compensation payable to Richard C. Williams, the company’s Interim Chief Executive Officer. The reduction, which Mr. Williams proposed, reduces his rate of monthly compensation from $40,000 per month to $25,000 per month, effective January 6, 2007. The reduction will continue for a period of three months, and the committee and Mr. Williams may evaluate compensation rates for subsequent periods.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: January 10, 2007	By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance (Duly Authorized Officer)